UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018 (June 25, 2018)

INVESTORS REAL ESTATE TRUST
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60, Post Office Box 1988, Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
Investors Real Estate Trust (the “Company”) issued an earnings release on June 27, 2018, announcing certain financial and operational results for the three and twelve months ended April 30, 2018. A copy of the press release is attached hereto as Exhibit 99.1.
The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 25, 2018, Andrew Martin, the Company’s Executive Vice President, Property Operations, notified the Board of Trustees (the “Board”) that he will be resigning as an officer of the Company, effective June 25, 2018.
In connection with his departure, the Company agreed to provide Mr. Martin with a Confidential Severance Agreement and Release, dated June 25, 2018, whereby:

•	He will receive a lump sum severance payment of $318,750, equal to nine months of base salary and 75% of his target short-term incentive cash award for fiscal year 2019.

•
As of his resignation date, vesting will accelerate on all 7,625 of his outstanding time-based restricted shares of common stock, which were awarded to him under the Company’s long-term incentive program. All outstanding performance shares awarded to him under the long-term incentive program will be forfeited.

•	He will receive other employee benefits valued at $20,926.
The payments and benefits are conditioned on Mr. Martin’s release and waiver of claims arising out of his employment or the separation of his employment with the Company, and Mr. Martin’s agreement to maintain the confidentiality of information about the Company that he acquired during his employment.
The foregoing description is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in Mr. Martin’s Confidential Severance Agreement and Release and is subject to and qualified in its entirety by reference to the full text of the Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.
On June 25, 2018, the Board appointed Anne Olson, the Company’s Executive Vice President, General Counsel and Secretary, to the additional position of Chief Operating Officer, effective as of June 25, 2018.
Ms. Olson, age 41, has served as Executive Vice President, General Counsel and Secretary of the Company since April 30, 2017. From 2011 to April 30, 2017, Ms. Olson was in the private practice of law, most recently as a partner with the law firm of Dorsey & Whitney LLP, in its Real Estate Practice Group. Prior to 2011, she served as Director of Investment Operations and in-house counsel for Welsh Companies, LLC and its affiliates, a provider of commercial real estate services, providing leadership in the growth of its asset portfolio and development of a successful capital markets strategy. Ms. Olson began her legal career practicing real estate law at Dorsey & Whitney LLP. She holds a B.A in English from Drake University and earned her J.D. with highest honors from Drake University Law School.

There were no arrangements or understandings between Ms. Olson and any other person pursuant to which Ms. Olson was selected as an officer. Ms. Olson does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with her promotion, Ms. Olson’s annual base salary was increased from $325,000 to $360,000 effective June 25, 2018, and her target long-term incentive award for fiscal year 2019 was increased from 70% to 100% of her annual base salary.
The Company previously entered into an Indemnification Agreement with Ms. Olson in substantially the same form as previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2015, and a Change in Control Severance Agreement as previously described in, and in substantially the same form as previously filed as Exhibit 10.1 to, the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2015.
Item 7.01. Regulation FD Disclosure.
Certain supplemental operating and financial data regarding the Company not included in the earnings release is attached as Exhibit 99.2. The foregoing information is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.
ITEM 9.01    Financial Statements and Exhibits
Exhibits

Exhibit
Number	Description

10.1	Confidential Severance Agreement and Release, dated June 25, 2018, between Investors Real Estate Trust and Andrew Martin.

99.1	Earnings Release, dated June 27, 2018.

99.2	Supplemental Operating and Financial Data, dated June 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

	By	/s/ Mark O. Decker, Jr.
Mark O. Decker, Jr.
Date: June 27, 2018		President and Chief Executive Officer